Exhibit 10.4

FLAME ACQUISITION CORP.

AMENDMENT NO. 1 TO PROMISSORY NOTE

This Amendment No. 1 to Promissory Note (this “Amendment”), effective as of March 29, 2023, is entered into by and between Flame Acquisition Corp., a Delaware corporation (the “Maker”), and Flame Acquisition Sponsor LLC or its registered assigns or successors in interest (the “Payee”).

Recitals

WHEREAS, the Payee is holder of that certain Promissory Note issued and sold by the Maker on February 6, 2023 (as amended, the “Note”);

WHEREAS, the parties to this Amendment desire to amend the Note as described herein; and

WHEREAS, pursuant to Section 13 of the Note, any provision of the Note may be amended with the written consent of the Maker and the Payee.

NOW THEREFORE, the parties hereto agree as follows:

1.	The following is hereby added as Section 15 of the Note:

“Conversion. Upon consummation of a Business Combination, the Payee may elect, by written notice to Maker, to convert up to $535,000 of the unpaid principal balance of this Note into that number of warrants to purchase one share of Class A common stock, $0.0001 par value per share, of the Maker (the “Working Capital Warrants”) equal to the principal amount of the Note so converted divided by $1.00. The Working Capital Warrants shall be identical to the warrants issued by the Maker to the Payee in the private placement in connection with the Maker’s IPO, whose terms shall be governed by that certain warrant agreement entered into in connection with the Maker’s IPO. Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Working Capital Warrants, (iii) Maker shall promptly deliver a new duly executed Note to Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall, at the direction of Payee, deliver to Payee (or its members or their respective affiliates or their designees) the Working Capital Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and Payee and applicable state and federal securities laws. In the event of any such conversion, the number of Working Capital Warrants that may be converted pursuant to any future promissory note or similar instrument shall be capped at 3,500,000 minus the number of Working Capital Warrants converted hereunder.”

2.	Except as expressly provided herein, all other terms and conditions of the Note remain in full force and effect and are hereby ratified and confirmed.

3.	This Amendment shall be governed by and construed in accordance with the laws of New York, without regard to conflict of law provisions thereof.

4.

This Amendment may be executed in one or more counterparts, including facsimile or electronic signature, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same document.

Signature Page Follows

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first written above.

Maker:

FLAME ACQUISITION CORP.

By:	/s/ Gregory D. Patrinely
Name: Gregory D. Patrinely
Title:	Chief Financial Officer

Payee:

FLAME ACQUISITION SPONSOR LLC

By:	/s/ Gregory D. Patrinely
Name: Gregory D. Patrinely
Title:	Chief Financial Officer & Secretary